EXHIBIT 21

           PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., AND SUBSIDIARIES
                                  SUBSIDIARIES

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 16, 1999, are as follows:

                                                                                       Jurisdiction of Incorporation
                                                                                                    or
                                     Name of Subsidiary                                        Organized in
                                     ------------------                                        ------------
1.      Applied Bioscience International Inc.                                                    Delaware
2.      PPD Pharmaco, Inc.                                                                         Texas
3.      Pharmaco International Holdings, Inc.                                                    Delaware
4.      Pharmaco Investments Inc.                                                                Delaware
5.      PPD Pharmaco SNC                                                                          France
6.      Pharma Contracts Scandinavia AB                                                           Sweden
7.      PPD Pharmaco Canada, Ltd.                                                                 Canada
8.      PPD Do Brazil-Suporte                                                                     Brazil
9.      Q & Q                                                                                     Brazil
10.     Pharmaco International Holdings GmbH                                                      Germany
11.     PPD Pharmaco GmbH                                                                         Germany
12.     PPD Pharmaco  Sp. zo.o                                                                    Poland
13.     PI Praha, s.r.o.                                                                      Czech Republic
14.     PPD Pharmaco GmbH & Co. KG                                                                Germany
15.     Pharmaceutical Product Development (Pty) Ltd.                                          South Africa
16.     PPD Pharmaco Hungary Research & Development Ltd.                                          Hungary
17.     PPD UK Holdings Ltd.                                                                  United Kingdom
18.     Pharmaco International Ltd.                                                           United Kingdom
19.     Leicester Clinical Research Centre, Ltd.                                              United Kingdom
20.     Chelmsford Clinical Trials Unit Ltd.                                                  United Kingdom
21.     Gabbay Ltd.                                                                           United Kingdom
22.     Data Analysis & Research (DAR) Ltd.                                                   United Kingdom
23.     APBI Investor Relations Inc.                                                            New Jersey
24.     Clinix International Inc.                                                                Delaware
25.     APBI Finance Corporation                                                                 Delaware
26.     PPD Pharmaco Mexico S.A. de C.V.                                                          Mexico
27.     PPD Pharmaco Pty Limited                                                                 Australia
28.     PPD Pharmaco SRL                                                                           Italy
29.     PPD Spain, S.L.                                                                            Spain
30.     PPD Pharmaco (Thailand) Co., Ltd.                                                        Thailand
31.     Cambridge Applied Nutrition Toxicology and Bioscience Limited                         United Kingdom
32.     Clinical Technology Centre (International) Limited                                    United Kingdom
33.     Genupro, Inc.                                                                         North Carolina
34.     Belmont Research, Inc.                                                                 Massachusetts
35.     PPD Discovery, Inc.                                                                   North Carolina
36.     Target Discovery, Inc.                                                                North Carolina
37.     SARCO, Inc.                                                                              Delaware

Subsidiaries 1, 30, 33, 34 and 35 are wholly owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 2, 17, 23, 24 and 25 are wholly owned subsidiaries of Subsidiary 1.

Subsidiaries 3 and 4 are wholly owned subsidiaries of Subsidiary 2.

Subsidiary 5 is owned 99% by Subsidiary 3 and 1% by Subsidiary 23.

Subsidiaries 6, 7, 8, 10, 15, 27, 28 and 29 are wholly owned subsidiaries of Subsidiary 3.

Subsidiary 9 is a wholly owned subsidiary of Subsidiary 8.

Subsidiaries 11, 12, 13 and 16 are wholly owned subsidiaries of Subsidiary 10.

Subsidiary 14 is owned 72% by Subsidiary 10 and 28% by Subsidiary 11.

Subsidiaries 18, 19, 20, 21 and 22 are wholly owned subsidiaries of Subsidiary
17.

Subsidiaries 31, and 32 are wholly owned subsidiaries of Subsidiary 18.

Subsidiaries 36 and 37 are wholly owned subsidiaries of Subsidiary 35.

Subsidiary 26 is owned 99% by Subsidiary 3 and 1% by Subsidiary 2.